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                                                                    Exhibit 99.3

                                      Nextel Communications, Inc.
                                      2001 Edmund Halley Drive, Reston, VA 20191
                                      703 433-4000


NEXTEL



                                        August 10, 1999


Raymond C. Fisher, Esq.
Associate Attorney General
U.S. Department of Justice
950 Pennsylvania Avenue, N.W.
Washington, D.C. 20530-0001

Christopher J. Wright, Esq.
Office of General Counsel
Federal Communications Commission
The Portals
445 - 12th Street, S.W.
Room #8-C755
Washington, D.C. 20554

        Re: In Re NextWave Personal Communications Inc., et al.
            ---------------------------------------------------

Gentlemen:

         This letter will confirm that Nextel Communications, Inc. ("Nextel") has reviewed and approved the final form of the attached Term Sheet for Comprehensive Settlement Agreement and Joint Plan of Reorganization in the above-referenced chapter 11 bankruptcy cases (the "Term Sheet"). By this letter, Nextel confirms that it is bound by the terms and conditions of the Term Sheet (assuming that the United States Department of Justice and the Federal Communications Commission are likewise bound by the terms thereof) and will perform Nextel's obligations and undertakings thereunder.

                                        Very truly yours,

                                        /s/ Christopher T. Rogers

                                        Christopher T. Rogers
                                        Vice President
                                        Corporate Development